UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2010
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 21, 2010, the Company privately placed 300 shares of its Series 2010-A 10% Convertible Preferred Stock; and on August 11, 2010, the Company privately placed 350 shares of its Series 2010-A 10% Convertible Preferred Stock. The offering price for the 650 shares of Series 2010-A 10% Convertible Preferred Stock was $100.00 per share, the aggregate offering price was $65,000.00, and the aggregate underwriting discounts or commissions were $6,500.00. The offers and sales were made pursuant to the exemption afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, to a single accredited investor who was a prior holder of the Company’s common stock, and who had previously made significant investments with the Company. The securities are convertible into shares of the Company’s voting common stock at any time on the basis of 1,000 shares of voting common stock for each share of preferred, all as described more fully in the Certificate of Designation of Preferences, Rights, and Limitations attached hereto as Exhibit 4.4.

Item 3.03	Material Modification of Rights of Security Holders.

Effective July 21, 2010, the Board of Directors of the Company authorized for issuance a new class of equity securities of the Company, designated Series 2010-A 10% Convertible Preferred Stock. The rights, preferences, and limitations of said series are set forth in the Certificate of Designation of Preferences, Rights, and Limitations attached hereto as Exhibit 4.4. The designation was made pursuant to Article Five of the Company’s Articles of Incorporation, under which the Company has the authority to issue 10 million shares of preferred stock, one cent par value, and under which the Board of Directors of the Company has the authority to establish series of such shares by affixing and determining the designations, preferences, limitations, and relative rights of the shares of any series so established. Under the designation, a maximum of 10,000 shares of Series 2010-A 10% Convertible Preferred Stock are authorized. Effective July 21, 2010, the Board authorized the issuance of 300 shares of the 2010-A Preferred Stock; and on August 11, 2010, the Board authorized the issuance of an additional 350 shares of the Series 2010-A Preferred Stock. Accordingly, to date, an aggregate of 650 shares of the Series 2010-A 10% Convertible Preferred Stock have been issued, leaving 9,350 shares of such stock as authorized, but unissued.

Item 9.01                      Exhibits.

4.4	Certificate of Designation of Preferences, Rights, and Limitations of the Company’s Series 2010-A 10% Convertible Preferred Stock

DATE:   August 19, 2010.

AMARILLO BIOSCIENCES, INC.

By:        /s/ Joseph M. Cummins
Joseph M. Cummins, Chairman of the Board, President, and Chief Executive Officer

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